Exhibit (10)(a)

AMENDMENT NO. 7
TO
THE FIRST AMERICAN CORPORATION
1996 STOCK OPTION PLAN

This Amendment No. 7 to The First American Corporation 1996 Stock Option Plan (“the Plan”) was adopted by the board of directors of The First American Corporation (the “Company”) on February 28, 2002, was approved by the shareholders of the Company on May 9, 2002, and is effective as of the latter date.

Section 5.1 of the Plan is amended to read in full as follows:

“Number.    Subject to the provisions of Section 5.3, the number of shares of Stock subject to Options under the Plan may not exceed 14,625,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.”

IN WITNESS WHEREOF, the Company’s duly authorized officers have executed this amendment at Santa Ana, California, on June 4, 2002.

THE FIRST AMERICAN CORPORATION

By:	/s/ Parker S. Kennedy
Parker S. Kennedy, President
By:	/s/ Mark R Arnesen
Mark R Arnesen, Secretary